ARTHUR                                                           Exhibit 23.2
ANDERSEN
LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated
July 28, 1998 included in Xionics Document Technologies, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1998 and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the company subsequent to June 30, 1998.


                                   /s/ Arthur Andersen LLP
                                   ------------------------------
                                       Arthur Andersen LLP



Boston, Massachusetts
February 4, 1999